EXHIBIT 23.2


                                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-30185) and Form S-8 POS (File No. 333-74451, as amended) and Amendment No. 1 on Form S-3 (File No. 333-69820)of our report dated March 30, 2000, on our audit of the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. as of and for the fiscal year ended December 31, 1999, which report is included in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Chicago, Illinois
March 19, 2002